Exhibit 10.2

INVENTORY FINANCE RIDER
TO LEDGERED ABL AGREEMENT

THIS INVENTORY FINANCE RIDER TO INVOICE PURCHASE AND SECURITY AGREEMENT (“Rider”) is made as of this 21st day of April 2023, by and between Alterna Capital Solutions LLC, a Florida limited liability company (“Purchaser”) and Sprouts Foods, Inc dba Sprout Organics, a Delaware corporation, (individually or collectively, “Seller” or “Sellers”)) (collectively, Seller and Purchaser as “Parties”).

RECITALS:

WHEREAS, Seller and Purchaser have previously entered into that certain Invoice Purchase and Security Agreement, dated as of January 20, 2023 (“Agreement”); and

WHEREAS, Seller may from time-to-time desire to obtain Advances (as such term is hereinafter defined) from Purchaser in order to finance and obtain working capital in respect to its Inventory and Purchaser is willing and may, from time-to-time hereafter, upon the terms and conditions set forth in this Rider, make Advances to or on behalf of Seller that will result in the sale of Accounts arising from the sale of Seller’s Inventory to its customers;

AGREEMENT:

NOW THEREFORE, in consideration of the terms and conditions contained herein, and of any Advances, now or hereafter made by Purchaser to or on behalf of Seller, the Parties hereto hereby agree as follows:

1.
Incorporation; Definitions.

1.1
The above-stated recitals are incorporated into this Rider.

1.2
The Parties acknowledge that each of the provisions contained in the Agreement between Seller and Purchaser are hereby incorporated into the terms of this Rider. All capitalized terms not otherwise defined in this Rider shall have the same meaning as defined in the Agreement. All other capitalized terms used in this Rider but not otherwise defined herein or in the Agreement shall have the meanings given to such terms under the Uniform Commercial Code in the Chosen State. In the event of any inconsistency between the provisions of the Agreement and this Rider, the terms of this Rider shall control.

1.3
“Balance Subject to Funds Usage Daily Fee” - The unpaid amount due on all Advances minus the Reserve Account.

1.4
“Daily Fee” – Intentionally Omitted

1.5
“Funds Usage Daily Fee” – The fee the Seller shall pay to Purchaser on a daily basis on the Balance Subject to Funds Usage Daily Fee, which shall be calculated as the Funds Usage Percentage multiplied by the Balance Subject to Funds Usage Daily Fee. The Funds Usage Percentage shall be as stated in the Agreement.

1.6
“Obligations” means all outstanding and unpaid Advances (as defined in Section 2.1.1 below), all fees, costs, interest, and other amounts due to Purchaser from Seller under this Rider, and all payments, fees, costs, interest, and other amounts due to Purchaser from Seller under the Agreement.

1.7
“Event of Default” as used in this Rider means any Event of Default as defined in the Agreement and any failure of Seller to fulfill its Obligations under this Rider.

2.
Advances; Fees.

2.1
Advance Amounts.

2.1.1
Advance Amounts; Maximum Inventory Facility. Provided an Event of Default does not exist, Purchaser, from time to time and during the term of this Rider, at Seller’s request, may at Purchaser’s discretion and subject to all of the terms and conditions of this Rider and the Agreement, make advances (each an “Advance” and collectively the “Advances”) to or for the benefit of Seller in an aggregate amount up to and not to exceed, as of any date of determination the lessor of (i) fifty percent (50%) of Eligible Inventory (as defined in Section 2.7 below) valued at the lower of cost or market value or (ii) seventy-five (75%) of the net orderly liquidation value of the Eligible Inventory; provided, however, the Advances against Eligible Inventory shall at no time exceed fifty percent (50%) of the sum of (a) all total outstanding Purchased Eligible Accounts multiplied by the Advance Rate, plus (b) the Balance Subject to Funds Usage Daily Fee (the “Maximum Inventory Facility”).

2.1.2
Overadvance. If at any time and for any reason the sum of the total aggregate amount of outstanding Maximum Inventory Facility plus total aggregate amount of outstanding Balance Subject to Funds Usage Daily Fee exceeds the sum of the eligible Purchased Accounts plus Eligible Inventory (any such excess being an “Overadvance”), without limiting the Purchaser’s right to declare an Event of Default, Seller will upon demand by Purchaser immediately pay to Purchaser in cash the amount of any such Overadvance. Without affecting Seller’s obligation to immediately repay to Purchaser the amount of each Overadvance, Seller shall pay Purchaser a fee (the “Overadvance Fee”) in an amount to be determined by Purchaser, but in any event no less than $500.00 per occurrence of an Overadvance, plus interest on such Overadvance at the Default Rate. Without limiting the foregoing obligations of the Seller, all Overadvances shall be deemed Obligations and shall be secured by the Collateral and guaranteed under any guaranty executed in connection with this Rider or the Agreement.

2.2
Fees and Payment Terms.

2.2.1
All fees and payments required to be paid under the terms of this Rider shall be in addition to all fees and payments required to be paid under the terms of the Agreement.

2.2.2
Fees. Seller shall pay Purchaser the following fees:

Daily Fee

X Funds Usage Daily Fee

X Collateral Monitoring Fee

Such fee will be calculated monthly and charged against the Reserve Account, and at Purchaser’s discretion shall be payable on demand.

2.2.3
Collateral Monitoring Fee. To compensate Purchaser for overhead and other costs and expenses incurred by Purchaser related to monitoring the Overadvance and Eligible Inventory and the general administration of the financing facility evidenced hereby, Seller shall pay a Collateral Monitoring Fee equal to 0.25% per month of the outstanding Advances (including any accrued, but unpaid, interest, fees, and other charges due hereunder), calculated daily and payable and charged against the Reserve Account monthly.

2.2.4
Computation Period. All computations of interest and fees shall be made by Purchaser on the basis of a three hundred and sixty (360) day year, for the actual number of days occurring in the period for which such interest fee is payable. The actual number of days excludes the day on which the funds are advanced and includes the day on which interest or fees are paid. Each determination by Purchaser of an interest rate hereunder shall be conclusive and binding for all purposes.

2.2.5
Payment Location. All payments to Purchaser shall be payable at Purchaser’s address set forth in the Agreement or at such other place or places as Purchaser from time to time may designate, in writing, to Seller.

2.2.6
Payment. Unless there is an Event of Default, Overadvance, or termination, Seller’s repayment of Advances shall be payable from Purchaser’s collection of Seller’s Accounts, including those Accounts arising from Seller’s sale of the Eligible Inventory to its customers. Notwithstanding anything to the contrary in this Section, Purchaser shall be entitled, at its sole discretion, to require payment of all fees, expenses, and interest due under this Rider upon demand, or, on the first day of each month (for any fees, expenses, or interest accruing during the immediately preceding month), and all such fees, expenses, and interest may be automatically deducted from the Reserve Account. Upon an Event of Default, Overadvance, or termination of the Rider of the Agreement by any Party, the balance of the Advances and all Obligations shall be payable by Seller to Purchaser upon demand by Purchaser, and such balance may be automatically deducted from the Reserve Account.

2.2.7
Collections. In the event Seller (or any entity with whom Seller is affiliated, any of its shareholders, directors, officers, employees, agents or those persons acting for or in concert with Seller or any affiliate) shall receive any cash, checks, motes, drafts or any other payment relating to an Account or other proceeds of Collateral, by no later than the first business day following receipt thereof by Seller, Seller shall deliver the same or cause the same to be delivered to Purchaser, at Purchaser’s address set forth in the Agreement, for application on account of the Obligations. All cash payments and all checks, drafts, or similar items of payment by or for the account of Seller shall be the sole and exclusive property of Purchaser immediately upon the earlier of the receipt of such items by Purchaser or the receipt of such items by Seller. All payments made by or on behalf of and all credits due Seller may be applied and reapplied in whole or in part to any of the Obligations to the extent and in the manner Purchaser deems advisable.

2.2.8
Application of Payments and Collections. Seller irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Purchaser from or on behalf of Seller, and Seller does hereby irrevocably agree that Purchaser shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Purchaser or its agent against the Obligations, in such manner as Purchaser may deem advisable, notwithstanding any entry by Purchaser upon any of its books and records.

2.3
Advances without Documentation. Each Advance made to Purchaser by Seller pursuant to this Rider may or may not (at Purchaser’s sole and absolute discretion) be evidenced by notes or other instruments issued or made by Purchaser to Seller. Where such Advances are not so evidenced, such Advances shall be evidenced solely by entries upon Purchaser’s books and records.

2.4
All Advances to Constitute Singular Advance. All evidences of Advances made by Purchaser to Seller under this Rider shall constitute one indebtedness and be deemed included in the Obligations of Seller to Purchaser under this Rider and shall constitute one such general obligation secured by Purchaser’s security interest in all of the Collateral and by all other security interests, liens, claims and encumbrances heretofore, now, or at any time or times hereafter granted by Seller to Purchaser. Seller agrees that all of the rights of Purchaser set forth in this Rider shall apply to any modification of or supplement to this Rider.

2.5
Mandatory Prepayments. If, at any time during the term of the Rider, the total unpaid Advances shall exceed the lower of cost or market value of the Eligible Inventory (as defined in section 2.7 below) Seller shall immediately pay an amount equal to such excess within two (2) days of receiving notice from Purchaser. Purchaser shall have the sole discretion to determine the cost and market value of the Eligible Inventory based upon its appraisals of the Inventory, which may be obtained at any time at the discretion of the Purchaser.

2.6
Purpose of Advances. All Advances made under this Rider shall be used exclusively as working capital for the purpose of causing the sale of Seller’s Eligible Inventory and the creation of Accounts. All sales of Eligible Inventory shall, unless excused in writing by Purchaser, be evidenced by written purchase orders, which purchase orders shall be deemed transferred, assigned and sold to Purchaser immediately upon each Advance made by Purchaser, which shall also give rise to the issuance and delivery of invoices evidencing the Accounts and which Accounts shall likewise be deemed transferred, assigned and sold solely and exclusively to Purchaser pursuant to and in accordance with the Agreement.

2.7
Eligible Inventory. “Eligible Inventory” shall mean Inventory which Purchaser, in its sole judgment, shall deem Eligible Inventory, based on such credit and collateral considerations as Purchaser may deem appropriate. On demand, Seller shall provide to Purchaser a then-current perpetual inventory report. At a minimum, before Inventory may qualify as Eligible Inventory, such Inventory must meet the following requirements: all such Inventory must be in good condition, meet all industry standards and standards or regulations imposed by any governmental agency, or department or division thereof, where or when applicable, having regulatory authority over such goods, their use and/or sale and must be currently useable or saleable in the normal course of Seller’s business. Without limiting the generality of the foregoing, none of the following shall be deemed to be Eligible Inventory:

2.7.1
Inventory that is not owned by the Seller free of any title defect or any security interests or liens or interests of others, except for the security interest in favor of the Purchaser and statutory liens or encumbrances as may be permitted by this Rider and the Agreement.

2.7.2
Inventory that is located in a public warehouse or in the possession of a bailee or in a facility leased by the Seller or any of Seller’s affiliates unless the applicable warehouseman, bailee or lessor (and its mortgagee, if any), has delivered to the Purchaser an Agreement and such other documentation as the Purchaser may require.

2.7.3
Inventory that is covered by a negotiable document of title (such as a bill of lading or warehouse receipt).

2.7.4
Inventory that is in transit and has not physically arrived at an Eligible Inventory Location identified on Schedule A.

2.7.5
Inventory that is not held for sale or use in the ordinary course of the Seller’s business and is not of good and merchantable quality.

2.7.6
Inventory that is not located in the United States of America (excluding territories and possessions thereof).

2.7.7
Inventory that consists of display items, raw material, work-in-process, parts, samples, and packing and shipping materials.

2.7.8
Inventory that is unsalable, damaged, defective, recalled or used, or inventory that has been returned by a customer, unless such returned items are of good and merchantable quality and held for resale by the Seller in the ordinary course of business.

2.7.9
Inventory that constitutes discontinued products (obsolete) or components thereof and is not immediately usable in a continuing product or slow moving (included in Seller’s perpetual inventory report for more than 12 months).

2.7.10
Inventory that is not covered by insurance as required in Section 6.2.12 of this Rider.

2.7.11
Inventory that has been manufactured to the specifications of a particular customer.

2.7.12
Inventory that contains or bears any intellectual property rights licensed to the Seller unless the Purchaser is satisfied in its sole and absolute discretion that it may sell or otherwise dispose of such inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii)

incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such inventory under the current licensing agreement.

2.7.13
Inventory that is the subject of a consignment by the Seller as consignor.

2.7.14
Inventory that does not comply with any representation or warranty contained in this

Rider.

2.7.15
Inventory that is not reflected in any summary schedule of inventory report of the Seller.

2.7.16
Capitalized overhead component of inventory.

2.7.17
Inventory produced in violation with of the Fair Labor Standard Acts and subject to the so-called “hot goods” provision contained in Title 29 U.S.C. Section 215(a)(1) (I am not sure this is necessary, but I have seen this)

2.7.18
Inventory that is otherwise not acceptable to the Purchaser.

2.8
Verification of Inventory; Inspection; Audit.

2.8.1
Seller shall authorize and/or cause any of Purchaser’s officers, employees, or agents, including any certified public accounting firms or appraisal firms used by Seller, to verify the validity, amount or any other matter relating to any Inventory upon any request by Purchaser whether by mail, telephone or otherwise. Purchaser shall have the right, at any time during Seller’s usual business hours, to inspect any of the business locations or premises of Seller, the Inventory, all records related to the Inventory (and to make extracts from such records), the premises upon which any of the Inventory is located, and all books and records relating to the Seller’s Inventory or the collection thereof as well as those relating to Seller’s general business and financial condition, to conduct appraisals of the Inventory, and the right, at any time, to discuss Seller’s affairs and finances and the Inventory with any attorney, accountant or creditor of Seller.

2.8.2
During the term of this Rider, Seller will provide to Purchaser the following information:

(a) monthly information consisting of: financial statements (profit and loss statement and balance sheet), an aging of accounts payable as of the last day of each month and copies of Seller’s quarterly federal 941 filings together with copies of tax deposit receipts or otherwise proof of deposits pertaining thereto; (b) annual information consisting of: financial statements (profit and loss statement and balance sheet), within 90 days after the close of Seller’s fiscal year, and (c) a weekly inventory report.

3.
Security Interest.

3.1
In order to secure Seller’s timely performance of all Obligations, Seller hereby grants to Purchaser a security interest in all of the Collateral. Seller shall execute and deliver to Purchaser all documents and instruments, including without limitation, UCC-1 financing statements, as Purchaser may request from time to time in order to evidence and perfect the Purchaser’s security interest. Seller authorizes Purchaser to file a UCC-1 financing statement, including without limitation, original financing statements, amendments, and continuation statements, in all jurisdictions and offices Purchaser deems appropriate which names Seller as the debtor and describes the Collateral. Notwithstanding the creation of this security interest, it is the intent of the parties that the relationship of the parties in respect to all Purchased Accounts shall at all times be that of purchaser and seller, and not that of lender and borrower; however, the grant of this security interest and actions taken with respect thereto to perfect such security interest are taken out of an abundance of caution in the event that the relationship is deemed to be that of lender and borrower.

4.
General Warranties and Representations.

4.1
Seller expressly reaffirms each of the Agreements by Seller and Representations and Warranties made in the Agreement. Furthermore, each request for an Advance made by Seller pursuant to this Rider shall constitute (i) a warranty and representation by Seller to Purchaser that there does not then exist an Event of Default or any event or condition which, with notice, lapse of time or both and/or the making of such Advance, would constitute an Event of Default and (ii) a reaffirmation as of the date of said request of all of the representations and warranties of Seller contained in this Rider and in the Agreement as if such representations and warranties were made on the date of such request.

5.
Inventory Warranties and Representations.

5.1
With respect to all of Seller’s Inventory, Seller warrants and represents to Purchaser that during the term of this Rider and so long as any of the Obligations remain unpaid: (a) in determining which Inventory is “Eligible Inventory,” Purchaser may rely upon all statements or representations made by Seller; (b) the total inventory report is accurate and correctly describes the inventory; and (c) that Inventory designated as Eligible Inventory on any reports or certificates provided by Seller shall meet each and every eligibility requirement at the time any report or certificate is provided to Purchaser.

5.2
During the term of this Rider and the Agreement, Seller covenants that:

5.2.1
Seller shall maintain books and records pertaining to the Inventory in such detail, form and scope as Purchaser shall require. Seller agrees that Purchaser, or its agents, may enter upon Seller’s premises at any time and from time to time for the purpose of inspecting the Inventory and any and all records pertaining thereto. Seller shall keep correct and accurate records of the cost therefore and selling price of all Inventory, and all daily withdrawals and additions thereto, and same shall be reported to Purchaser weekly (or as frequently as required by Purchaser) by location, category, description, number of units, dollar value and such other details as desired by Purchaser shall be submitted to Purchaser bi-weekly (or as otherwise required by Purchaser). Seller shall notify Purchaser immediately of any change to its costing methods used for valuing Inventory. Seller shall furnish to Purchaser a summary schedule of Inventory, evidencing the results of a physical Inventory which shall be conducted no less than quarterly and be supported by copies of an Inventory summary. Seller shall provide Purchaser with such information and, upon request, all documents, including, without limitation, copies of invoices relating to Seller’s purchase of goods listed on said schedule.

5.2.2
Seller shall sell Inventory only in the ordinary course of its business (which does not include a transfer in partial or total satisfaction of any debt).

5.2.3
Seller shall be liable and/or responsible for; (i) the safekeeping of all Inventory; (ii) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value of Inventory; or (iv) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other person in any way dealing with or handling Inventory.

5.2.4
All Invoices giving rise to Accounts covering the sale of Inventory or Goods shall be assigned to Purchaser as Purchased Accounts in accordance with the provisions of the Agreement and the proceeds thereof, if collected by Seller, are to be remitted to Purchaser in accordance with, pursuant to and under the constraints imposed by the Agreement. Cash sales of Inventory or sales in which a lien upon or security interest in the Inventory is retained shall only be made by Seller upon Purchaser’s prior written approval and the proceeds of such sales, whether cash, documents, or instruments, shall not be commingled with Seller’s or other property, but shall be segregated, held by Seller in trust for Purchaser, as Purchaser’s exclusive property, and shall be delivered immediately by Seller to Purchaser in the identical form received.

5.2.5
Unless Purchaser, in its sole and absolute discretion, requires otherwise, all Inventory is and shall remain stored on Seller’s Inventory Locations as identified in Schedule A unless it is Inventory in transit. Notwithstanding the locations disclosed on Schedule A, Purchaser shall have the right, in its sole and exclusive discretion, to require Seller to store such Inventory at another facility, whether under the control of Purchaser or

Seller and any and all costs, fees and expenses incurred for of the moving and/or storage of such Inventory shall be borne exclusively by Seller.

5.2.6
No Inventory is or may at any time be subject to any lien or security interest whatsoever, except for the security interest granted to Purchaser, or is a lien or security interest that is contractually waived or subordinated to the security interest of Purchaser in a manner, form, and substance satisfactory to Purchaser.

5.2.7
Seller shall promptly pay when due all taxes, assessments, and any other form of claim that may be levied or assessed in respect to or upon the Inventory. In the event Seller, at any time hereafter, shall fail to pay such taxes or other assessments or to promptly obtain the discharge of same, Seller shall so advise Purchaser thereof in writing and Purchaser may, without waiving or releasing any liability of Seller hereunder or any Event of Default, in its sole discretion and without notice to Seller at any time or time thereafter make such payment, or any part thereof, or obtain such discharge and take any other actions with respect thereto which Purchaser deems advisable. All sums so paid by Purchaser and any expenses, including reasonable attorney’s fees, court costs, expenses and other charges relating thereto, shall be payable upon demand, by Seller to Purchaser and shall constitute a portion of the Obligations hereunder secured by, inter alia, the Inventory.

5.2.8
No Inventory shall at any time or times be stored with a bailee, warehouseman or similar party unless Purchaser, in its sole and absolute discretion, expressly agrees. If the Purchaser agrees to allow the Inventory to be stored with a bailee, warehouseman or similar party, then Purchaser’s agreement shall be expressly conditioned upon Seller causing such bailee, warehouseman or similar party to whom Inventory or Goods is delivered to forthwith issue and deliver to Purchaser, in form and substance acceptable to Purchaser, warehouse receipts in Purchaser’s name and/or a written waiver of lien rights. If any Inventory at any time or times is stored with a bailee, warehouseman or similar party, then the Purchaser shall hold additional reserves to account for and cover the bailee, warehouseman or similar party’s storage fees and other costs or fees. For the avoidance of doubt, Purchaser agrees to Inventory being stored with the third party or parties listed in Schedule A hereto.

5.2.9
Seller agrees to notify Purchaser promptly of any change in Seller’s name, mailing address, principal place of business or location of the Inventory. Seller shall also promptly notify Purchaser of any substantial change relating to the type, quantity or quality of the Inventory, or any event which would have a material effect on the value of the Inventory, including but not limited to any discontinued brand or SKU.

5.2.10
No Inventory may be placed by Seller on consignment with any person.

5.2.11
Seller shall comply with all laws, statutes, regulations, and ordinances of any governmental entity, or of any agency thereof, applicable to Seller a violation of which, in any respect, may materially and adversely affect the Inventory; provided that Seller may contest any law, statute, regulation or ordinance in any reasonable manner which will not, in Purchaser’s sole discretion, adversely affect Purchaser’s rights or the priority of the lien or security interest in the Inventory.

5.2.12
Seller shall, at its sole cost and expense, keep and maintain insurance on the Inventory for its full insurable value against loss or damage by fire, theft, explosion, sprinklers, business interruptions and all other hazards and risks ordinarily insured against by other owners or users of such properties. All policies of insurance on the Inventory shall (i) be in form and with insurers acceptable to Purchaser, (ii) be in such amounts as may be satisfactory to Purchaser, (iii) provide that in respect of the respective interest of such parties, the insurance shall not be invalidated by any action, inaction or breach of warranty, declaration, or condition by any Seller or any other person (other than Purchaser), and (iv) provide that the insurers shall waive any right of subrogation against Purchaser. Seller shall deliver to Purchaser the original (or certified copy) of each issued Certificate of Insurance for each policy of insurance and evidence of payment of all premiums therefor and such delivery shall constitute a pledge of and security interest in such policy. Such policies of insurance shall contain an endorsement in form and substance acceptable to Purchaser, showing that, as may be required by Purchaser, Purchaser is either a co-insured or is recognized as the loss payee under the policy. Such endorsement or an independent instrument furnished to Purchaser, shall provide that the insurance companies will give Purchaser at least thirty days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Seller or any other person shall affect the right of Purchaser to recover under such policy or policies of insurance in case of loss or damage. Seller hereby agrees to direct all insurers under such policies of insurance to pay all proceeds payable thereunder and any refunds or overpayments of premiums directly to Purchaser. Seller irrevocably makes, constitutes, and appoints Purchaser as Seller’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling, and adjusting claims under such policies of insurance, endorsing the name of Seller on any check, draft, instrument, or other items of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

6.
Term and Termination.

6.1
The initial Term of this Rider shall be for the Term of the Agreement and the initial period shall be automatically extended for successive one (1) year periods thereafter (“Renewal Terms”), unless terminated as provided in this Rider.

6.2
Seller may terminate this Rider upon the same terms as set forth in the Agreement.

6.3
Purchaser may terminate this Rider at any time after the date of this Rider by giving Seller thirty

(30) days written notice of such termination. Upon the occurrence of an Event of Default by Seller or termination, however occurring, under either the Agreement or this Rider, Purchaser may terminate this Rider immediately, without notice. Upon the effective date of termination, whether such termination is pursuant to the occurrence of an Event of Default or otherwise, all Obligations shall become immediately due and payable without notice or demand.

6.4
Upon termination, however occurring, Seller covenants and agrees that Seller shall deliver to Purchaser such documents, agreements, releases, and indemnifications as Purchaser may require in order to release and indemnify Purchaser from any and all claims and causes of action arising out of this Rider. Purchaser covenants and agrees that Purchaser shall be under no obligation to release its security interest in the Collateral until such time as Purchaser has received such documentation.

7.
Events of Default: Rights and Remedies on Default.

7.1
Acceleration of Obligations. Upon the occurrence of any Event of Default, Purchaser may, in its sole discretion, accelerate the maturity of the Obligations and charge interest on the Obligations at the Default Rate.

7.2
Rights and Remedies on Default. Upon and after an Event of Default, Purchaser shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law to the extent permitted by law and all rights and remedies contained in the Agreement, expressly including but not limited to the right to charge interest on all Obligations at the Default Rate. In addition, upon and after an Event of Default, Purchaser shall have the following rights and remedies: (a) the right to (i) enter upon the premises of Seller or any subsidiary, without any obligation to pay rent, through self-help and without judicial process, without first obtaining a final judgment of giving Seller notice and opportunity for a hearing on the validity of Purchaser’s claim, or any other place or places where the Inventory is located and kept, and remove the Inventory therefrom to the premises of Purchaser or any agent of Purchaser, for such time as Purchaser may desire, in order to effectively collect or liquidate the Inventory, and/or (ii) require Seller and any subsidiary to assemble the Inventory and make it available to Purchaser at a place to be designated by Purchaser, in its sole discretion; (b) the right to (i) do all acts and things necessary, in Purchaser’s sole discretion, to fulfill Seller’s obligations under this Rider; (ii) endorse the name of Seller or any subsidiary upon any chattel paper, document instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Inventory; (iii) use the information recorded on or contained in any data processing Equipment and computer hardware and software relating to the Inventory to which Seller has access; (c) the right to (i) sell or to otherwise dispose of all or any Inventory in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Purchaser, in its sole discretion, may deem advisable and (ii) conduct such sales on Seller’s or any subsidiary’s premises or elsewhere and use Seller’s or any subsidiary’s premises without charge for such sales for such times as Purchaser may see fit. Purchaser is hereby granted a license or other right to use, without charge, Seller’s and any subsidiary’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Inventory, in completing production of, advertising for sale and selling any Inventory and Seller’s or any subsidiary’s rights under all licenses and all franchise agreements shall inure to Purchaser’s benefit. Purchaser shall have the right to sell, lease or otherwise dispose of the Inventory, or any part thereof, for cash, credit, or any combination thereof, and Purchaser may purchase all or any part of the Inventory at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Inventory shall be applied first to the reasonable costs, expenses and attorneys’ fees and expenses incurred by Purchaser for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Inventory; second, to any interest due on any Obligations; and third to all other Obligations. If any deficiency shall arise, Seller shall remain liable to Purchaser therefor; (d) the right to postpone or adjourn any sale of the Inventory from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale.

7.3
Remedies Cumulative and Non-Exclusive. The remedies of Purchaser hereunder are cumulative and non-exclusive and the exercise of any one or more of the remedies provided herein shall not be construed as a waiver of any other remedies which Purchaser may have under this Rider or any other agreement between Seller and Purchaser.

7.4
No Preservation or Marshalling. Seller agrees that Purchaser has no obligation to preserve rights to the Collateral against prior parties or to marshall any Collateral for the benefit of any person.

7.5
Notice of Inventory Disposition. Any notice required to be given by Purchaser of a sale, lease, other disposition of the Inventory or any other intended action by Purchaser, deposited in the United States Mail, certified mail, return receipt requested, postage prepaid and duly addressed to Seller, at the address set forth in the Agreement, five (5) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Seller.

8.
Severability. Wherever possible, each provision of this Rider shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Rider shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Rider.

9.
Integration and Counterparts.

9.1
This Rider is intended to supplement and be construed in conjunction with the Agreement and all rights available to Purchaser under the Agreement shall, likewise, be available in respect to any right under this Rider. Notwithstanding the above, this Rider constitutes a complete agreement of the Parties as to its content and is intended to be a fully integrated agreement. There are no provisions of any nature whatsoever relating to the subject matter of this Rider which are not contained herein. This Rider, which is subject to modification only in writing, is supplementary to, and is to be considered a part of, the Agreement, shall take effect when dated, accepted, and signed by one of the officers of Purchaser.

9.2
No representations or statements of any kind, other than as contained herein and in the Agreement, have been made by the Parties hereto or any of their agents or representatives. This Rider supersedes all prior negotiations, offers and discussions with respect to the subject matter hereof and shall be construed in conjunction with the Agreement.

9.3
In the event this Rider is executed subsequent to the Agreement, Seller acknowledges that by the execution and acceptance of this Rider by Purchaser, Seller does herewith release, discharge, and acquit Purchaser from any and all claims, known or unknown, asserted or unasserted, in contract, tort or otherwise, relating to or arising under the Agreement which have accrued as of the date of execution of this Rider.

9.4
This Rider may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Rider by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Rider, and any Party delivering such an executed counterpart of the signature page to this Rider by such means to any other Party shall thereafter also promptly deliver a manually executed counterpart of this Rider to such other Party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Rider.

10.
Attorneys’ Fees. Seller agrees to reimburse Purchaser for any attorney’s fees incurred in connection with this Rider under the terms provided in section 24 of the Agreement.

IN WITNESS WHEREOF, the Parties have hereunto set their hand and seal as of the day and year specified at the beginning hereof.

SPROUT FOODS, INC. DBA SPROUT ORGANICS

By: /s/ Sarah Tynan

Name: Sarah Tynan

Title: CEO

ALTERNA CAPITAL SOLUTIONS LLC

By: /s/ Eugene Stanley Carpenter

Name: Eugene Stanley Carpenter

Title: President